                                                                   EXHIBIT 10.35

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 506 of the Securities Act of 1933, as amended.

                      DIVERSITY LIBRARY SCREENING AGREEMENT

         This DIVERSITY LIBRARY SCREENING AGREEMENT (the "Agreement"), effective as of June 8, 1999 (the "Effective Date"), is made by and between Array BioPharma Inc., a Delaware corporation having its principal offices located at 1885 33rd Street, Boulder, CO 80301 ("Array"), and Tularik Inc., a Delaware corporation, having a principal place of business at Two Corporate Drive, South San Francisco, CA 94080 ("Tularik").

                                   BACKGROUND

         A. Array has developed novel proprietary methods for the generation of compound libraries.

         B. Array and Tularik have entered into a Preview Library Agreement effective as of February 22, 1999 (the "Preview Library Agreement") pursuant to which Array transferred to Tularik a certain library of compounds for screening and evaluation, all as set forth therein.

         C. Tularik now desires to obtain certain additional compound libraries for screening to identify candidate compounds for further evaluation and at Tularik's option to further optimize such compounds, all on the terms and conditions set forth below.

         NOW, THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the parties as follows:

DEFINITIONS

                  1.1 "Active Compound" shall mean a Compound that Tularik shall have the exclusive right to develop and commercialize pursuant to the exclusive license granted in Section 3.1(a)(ii) below, provided that Tularik has designated the same as an Active Compound pursuant to Section 3.2 below and is paying, or has paid, each Annual Maintenance Fee for the same pursuant to
Section 3.3 below.

                  1.2 "Annual Maintenance Fee" shall have the meaning as set forth in Section 3.3(a) below.

                  1.3 "Array Invention" shall have the meaning as set forth in
Section 3.4(a) below.

                  1.4 "Collaboration" shall mean an arrangement between Tularik and a third party that is focused on the discovery or development of drugs for specified diseases or targets, under which Tularik either retains rights to commercialize the resulting products or will receive a portion of the sales of the resulting products from the other party (by way of royalty, profit participation or similar mechanism).

                  1.5 "Compound" shall mean each chemically distinct compound which is contained in the Diversity Library or the Second Diversity Library provided to Tularik by Array under this Agreement.

                  1.6 "Diversity Library" shall have the meaning set forth in
Section 2.1.

                  1.7 "[ * ]" shall have the meaning set forth in Section 2.3.

                  1.8 "Field" shall mean any and all therapeutic applications.

                  1.9 "FTE" shall mean a full-time scientific/technical employee or the equivalent thereof.

                  1.10 "FTE Week" shall mean the amount of time one FTE would spend working during one work week, i.e., five (5) calendar days.

                  1.11 "Licensed Technology" shall mean Array Patent Rights and Know-How. Notwithstanding the foregoing, it is understood that Licensed Technology shall not include any patent or other rights to high-speed synthesis technology, methods or compound libraries (except the Diversity Library or Second Diversity Library delivered hereunder).

                           (a) "Array Patent Rights" shall mean Array's rights
in (i) any patent or patent application filed by Array covering an Array Invention that claims an Active Compound, the method of use or process for the synthesis of an Active Compound or composition-of-matter containing an Active Compound, for which the earliest effective filing date is prior to the end of the Selection Period for such Active Compound and (ii) any divisions, continuations, continuations-in-part, reissues, reexaminations, or extensions to the extent the same have an earliest effective filing date prior to the date described in clause (i) above, and any substitutions, confirmations or registrations of any of the foregoing that are owned by Array, to the extent Array has the right to license or sublicense the same.

                           (b) "Know-How" shall mean synthetic protocols used
for the synthesis of the Compounds, any technical information, know how, process, procedure, composition, device, method, formula, technique, software, design, drawing or data directly relating to the Compounds.

                  1.12 "Public Domain Compound" shall mean a Compound that cannot be claimed as a composition of matter in a patent application because of failure to meet the requirements for patentability under U.S. patent law (i.e., 35 U.S.C. et seq.).

                  1.13 "Re-Supply Compound" shall have the meaning as set forth in Section 2.2 below.

                  1.14 "Scaffold" shall mean the core chemical structure of the Compounds within a TA Library.


         [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  1.15 "Second Diversity Library" shall have the meaning set forth in section 2.10.

                  1.16 "Selection Period" shall mean, for a particular Compound, the period commencing upon the first delivery of such Compound to Tularik and ending on the date [ * ] years thereafter.

                  1.17 "Template Array Library" or "TA Library" shall mean a library of related yet distinct Compounds delivered to Tularik by Array under this Agreement.

                  1.18 "Termination Notice" shall mean a writing that identifies an Active Compound for which Tularik is terminating its designation as an Active Compound in accordance with Section 3.7 below.

         2. DIVERSITY LIBRARY

                  2.1 Diversity Library. Subject to the terms and conditions of this Agreement, Array shall deliver to Tularik the small molecule compound library described in this Section 2.1 (the "Diversity Library") on a nonexclusive basis. The Diversity Library shall consist of [ * ] TA Libraries and shall contain a total of [ * ] Compounds. Each TA Library shall contain on average [ * ] of each Compound, and each Compound within a TA Library shall be based on the same Scaffold. The TA Libraries shall be based on the Scaffolds set forth on Exhibit A, or such other Scaffolds as the parties may mutually agree in writing. Each of the Compounds shall conform to the specifications and meet the quality control criteria set forth on Exhibit B.

                  2.2 Additional Quantities. Subject to the terms of this
Section 2.2 below, Tularik shall have the option to obtain additional quantities of any Compound already delivered hereunder as part of a TA Library (collectively, "Re-Supply Compounds"), by written order to Array specifying the Compound(s) desired, together with a complete description of the chemical structure and the amount desired (i.e., [ * ]

                           (a) [ * ].  With respect to  [ * ] quantities of
Re-Supply Compounds, the cumulative number of such Re-Supply Compounds that Tularik has ordered at any given time shall in no event exceed [ * ] of the total number of Compounds delivered hereunder, in the aggregate, as of the date of such order, and no more than one (1) such re-supply order may be made in any [ * ] . Tularik shall pay [ * ] for each such Re-Supply Compound (i.e., [ * ] quantities) delivered hereunder. Unless otherwise agreed, the same compound shall not be re-supplied to Tularik more than once under this Section 2.2(a).

                           (b) [ * ]. With respect to [ * ] quantities of
Re-Supply Compounds, the cumulative number of such Re-Supply Compounds that Tularik ordered at any given time shall in no event exceed [ * ] compounds in any given, [ * ] day period -. Tularik shall pay [ * ]






         [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

FTE Week for re-synthesis of Re-Supply Compounds, but in no event shall Tularik pay more than [ * ] for each such Re-Supply Compound (i.e., [ * ] quantity) delivered hereunder.

                  Array shall deliver [ * ] quantities of a Re-Supply Compound (if in stock) within [ * ] business days of Array's receipt of Tularik's order. If Array has to re-synthesize a Re-Supply Compound then Array shall use good faith efforts to deliver Re-Supply Compounds to Tularik within [ * ] of Array's receipt of Tularik's order therefor, and each Re-Supply Compound supplied hereunder shall comply with the applicable specifications of Exhibit B. Array's obligation to deliver Re-Supply Compounds shall continue for a period of [ * ] following the delivery of the Diversity Library or the Second Diversity Library, as the case may be, unless this Agreement is earlier terminated by Array for breach by Tularik.

                  2.3 [ * ]. Upon Tularik's written request, the parties shall negotiate the term and conditions of an - agreement based on the term sheet attached hereto as Exhibit C [ * ] with respect to a particular Compound for which Tularik desires to obtain access to an [ * ] all as to be set forth in the [ * ]; provided that, unless Array otherwise agrees in writing Array shall have no obligation to enter into an [ * ] with respect to more than [ * ] at the same time. Such a request shall: (i) be given prior to the expiration of the Selection Period for the particular Compound that is to be the subject of the [ * ], (ii) reference this Section 2.3 and (iii) designate the Compound (including a complete description of its chemical structure) that is to the be subject of the [ * ]. In such case the parties shall negotiate for a period of [ * ] and, if for any reason the parties are unable to execute a definitive
[ * ] with respect to a particular Compound within such [ * ] period, neither party shall have any further obligation under this Section 2.3 with respect to such Compound thereafter.

                  2.4 Compound Information. Together with each TA Library delivered hereunder, Array shall provide to Tularik the following Compound Information for the Compounds in such TA Library: (i) structural data for each Compound; (ii) plate location coordinates and an identification number for each Compound; and (iii) [ * ] (collectively, the "Compound Information"). In addition, Array shall make available a copy of the quality control data and methods used for each TA Library delivered hereunder.

                  2.5 Delivery. Array shall use good faith efforts to deliver each TA Library in accordance with a schedule mutually agreed upon by the parties. Each TA Library shall be delivered [ * ] to Tularik's address set forth above (or such other address as Tularik may specify in writing prior to the shipping date therefor). The carrier shall be selected by agreement between Array and Tularik, provided that in the event no such agreement is reached Tularik shall select the carrier.

                  2.6 Price. Except as set forth in Section 2.2 with respect to Re-Supply Compounds, the price to be paid by Tularik for Compounds actually delivered in accordance









         [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

with this Agreement shall be [ * ], payable as follows: (i) within thirty (30) days of the Effective Date, Tularik shall pay to Array [ * ] (i.e., [ * ] of the estimated total price of the Diversity Library) and (ii) the balance (i.e., [ * ]) upon Tularik's receipt of such Compound. In the event that Tularik -reasonably demonstrates to Array that any Compound does not conform to the specifications and meet the quality control criteria set forth on Exhibit B, Array shall either: (A) offset future payments due under Section 2.6(ii) by the amount previously paid by Tularik relating to every such non-conforming Compound; or (B) refund to Tularik the amount previously paid by Tularik relating to every such non-conforming Compound.

                  2.7 Payment. Together with each shipment of Compounds hereunder, Array shall submit an invoice to Tularik therefor. Each invoice shall state the total invoiced amount and the number of Compounds included in a particular shipment, plus any insurance, taxes or other costs incident to the shipment or delivery of Compounds hereunder [ * ]. All payments hereunder shall be made in U.S. Dollars, by direct bank transfer to an account designated in Array's invoice, within [ * ] days after Tularik's receipt of the particular shipment. Any payments hereunder that are not paid on the date such payments are due under this Agreement shall bear interest to the extent permitted by applicable law at the prime rate reported by Norwest Bank, Denver, Colorado, on the date such payment is due, calculated on the number of days such payment is delinquent.

                  2.8 Taxes. Any sales, use or other taxes or other governmental charges (excluding taxes on Array's income) incident to the transfer of Compounds to Tularik pursuant to this Agreement shall be the [ * ].

                  2.9 Title. Without limiting Tularik's rights under Article 3 below, it is understood and agreed that Array retains title to the TA Libraries and Compounds delivered to Tularik under this Agreement.

                  2.10 Second Diversity Library. Upon receipt of a written notice from Tularik, Array shall deliver to Tularik the small molecule compound library described in this Section 2.10 (the "Second Diversity Library"). The Second Diversity Library shall consist of [ * ] TA Libraries and shall contain a total of [ * ] Compounds. Each TA Library shall contain on average [ * ] of each Compound, and each Compound within a TA Library shall be based on the same Scaffold. The TA Libraries within the Second Diversity Library shall be based on such Scaffolds as the parties mutually agree upon in writing. If Tularik provides the written notice described in the first sentence of this Section 2.10 on or prior to the [ * ] anniversary of the Effective Date, Tularik will pay
[ * ] per Compound for Compounds within the Second Diversity Library. If Tularik provides the written notice set forth in the first sentence of this Section 2.10 more than [ * ] after the Effective Date, Tularik will pay [ * ] per Compound for Compounds within the Second Diversity Library. In the event that Tularik reasonably demonstrates to Array that any Compound within the Second Diversity Library does not conform to the specifications and meet the quality control criteria set forth on Exhibit B, Array shall refund to Tularik the price paid pursuant to this Section 2.10 for every such non-conforming Compound. For avoidance of doubt, the parties understand and agree that Sections 2.5, 2.7, 2.8 and 2.9 shall apply to Compounds and TA Libraries within the Second Diversity Library.



         [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

         3. LICENSES; ACTIVE COMPOUNDS

                  3.1 Licenses.

                           (a) License Grant. Subject to the terms and
conditions of this Agreement, Array hereby grants to Tularik the following licenses under the applicable Licensed Technology, (i) a non-exclusive, worldwide royalty-free license (without the right to sublicense) to make, have made and use the Compounds for developmental purposes and (ii) an exclusive, worldwide royalty-free license (with the right to sublicense) to make, have made, use, sell and import Active Compounds for applications in the Field.

                           (b) Sublicenses.

                                    (i) Generally. The license granted  under
Section 3.1(a)(ii) above shall include the right to grant sublicenses, but the license granted under Section 3.1(a)(i) shall be without the right to sublicense. Accordingly, Tularik shall not disclose or transfer any Compounds or Compound Information to any third party except to the extent necessary to manufacture Active Compounds or as provided in Section 3.2(b)(ii) below.

                                    (ii) Collaboration. In the event that
Tularik establishes a Collaboration with a third party, Tularik may provide Compounds and/or Active Compounds to such third party for use by such third party as reasonably necessary for the purposes of such Collaboration. The Collaboration must be evidenced by a written agreement that provides, among other things, that the third party agrees not to provide any Compound to others unless the same is an Active Compound hereunder.

                           (c) Reservation. Notwithstanding Section 3.1(a)
above, Array hereby reserves the right, including the right to authorize others, under the Licensed Technology to make, have made, and use all Compounds for research and/or other purposes. Notwithstanding the foregoing, for so long as a Compound is an Active Compound, Array agrees not to provide such Active Compound to third parties as part of a compound library or otherwise.

                  3.2 Designation of Active Compounds. At any time prior to the expiration of the Selection Period applicable to a particular Compound, Tularik shall have the right to designate the same as an Active Compound as set forth in this Section 3.2 below. [ * ].

                           (a) Designation. To designate a Compound as an
Active Compound, Tularik shall so notify Array in writing, with a description of the Compound (including a complete description of its chemical structure), and pay the first Annual Maintenance Fee for such Active Compound pursuant to
Section 3.3 below. It is understood, however, that any such designation shall be subject to Sections 3.2(b) and 3.5 below. To the extent such designation is precluded as described in Section 3.5 below, such Compound shall not be an Active Compound hereunder.





         [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                           (b) Restriction. Tularik agrees that it shall not,
and shall not authorize any third party to, sell or otherwise commercialize any Compound unless such Compound is an Active Compound hereunder.

                 3.3 Annual Maintenance Fees for Active Compounds.

                           (a) Maintenance Fee. To maintain Tularik's exclusive
rights to Active Compounds under Section 3.1(a)(ii) above, Tularik shall pay to Array an annual maintenance fee for each Active Compound ("Annual Maintenance Fee") [ * ] . The amount of the Annual Maintenance Fee will be based upon the aggregate number of Active Compounds at any particular time, according to the following schedule:

         NUMBER OF ACTIVE COMPOUNDS               ANNUAL MAINTENANCE FEE PER COMPOUND
         --------------------------               -----------------------------------
             First [  *  ]                                    [  *  ] /Compound
             Next  [  *  ]                                    [  *  ] /Compound
             Above [  *  ]  [  *  ])                          [  *  ] /Compound


                           (b) Calculation. The Annual Maintenance Fees shall
be calculated on a calendar year basis. The first Annual Maintenance Fee for an Active Compound shall be prorated based upon the number of days remaining in the calendar year from the date of such designation. Thereafter, the Annual Maintenance Fee for such Active Compound shall be due no later than January 15 of the particular calendar year. Once paid, an Annual Maintenance Fee shall be nonrefundable.

                           (c) Proration; Redesignation. In the event that the
first Annual Maintenance Fee was prorated on the basis of less than a full calendar year, such Annual Maintenance Fee for the [ * ] calendar year shall be prorated from January 1 of such year until the date that is the [ * ] anniversary of the date of designation of the particular Active Compound. If an Active Compound is terminated, and later re-designated as an Active Compound under Section 3.2 above, such [ * ] period shall begin as of the date of the subsequent re-designation.

                  3.4 Intellectual Property.

                           (a) Ownership. Title to patent rights in an
invention made solely by Array personnel ("Array Invention") shall be owned by Array. Title to patent rights in an invention made solely by Tularik personnel ("Tularik Invention") shall be owned by Tularik. Title to patent rights in an invention made jointly by Tularik personnel and Array personnel ("Joint Invention") shall be owned jointly by Tularik and Array. [ * ] however, in no event shall such








         [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

patent or patent application include claims to Array's high-speed synthesis technology or methods.

                           (b) Patent Prosecution. Tularik shall not include any
Compound or Active Compound in any compound claim in any patent or patent application covering a Tularik Invention. [ * ] Tularik shall (i) designate such Compound as an Active Compound and pay an Annual Maintenance Fee on such Active Compound pursuant to Sections 3.2 and 3.3, respectively [ * ]. Tularik shall be solely responsible for filing, prosecuting and maintaining any such patent or patent application at its expense and shall keep Array reasonably informed as to the same.

                           (c) Infringement. In the event a third party is
infringing Array Patent Rights by reason of the manufacture, sale or use of an Active Compound, provided that such infringement is substantial and continuing, Tularik shall have the right to bring a lawsuit or other appropriate legal proceeding to enforce such Array Patent Rights with respect to such infringement. Otherwise, the parties agree that Array shall have and retain the exclusive right to enforce Array Patent Rights (itself or through third parties). The parties agree to cooperate with respect to the enforcement of Array Patent Rights pursuant to this Section 3.4(c), including, upon request of the party initiating such action (the "Initiating Party"), by joining as a nominal party at the Initiating Party's expense, where so joining is required for the Initiating Party to bring such suit. Any action brought in accordance with this Section 3.4(c) shall be at the expense of the [ * ], and as between the parties hereto, any recoveries shall be [ * ].

                  3.5 Third Party Rights. The Diversity Library (and the Secondary Diversity Library, if applicable) is being provided to Tularik on a non-exclusive basis. Provided that any particular Compound has not been previously designated as an Active Compound by Tularik hereunder, nothing herein shall prevent or restrict Array from (i) providing such Compound to third parties under licenses similar to those granted to Tularik hereunder or (ii) using such Compound for any purpose. Accordingly, Tularik's right to designate any particular Compound as an Active Compound, and Array's grant of rights to Tularik under this Article 3, is limited to the extent that, prior to Tularik designating such Compound as an Active Compound hereunder, (i) a third party (either alone or jointly with Array) has filed a patent application with respect to such Compound or (ii) Array has granted such third party an exclusive license with respect to such Compound. It is understood that, so long as Array complies with the terms of this Agreement, Array shall have no liability with respect to any conflict between Tularik's rights and rights of the nature described in this
Section 3.5 granted to a third party by Array.

                  3.6 Termination of Licenses. The licenses granted to Tularik herein shall continue in perpetuity unless Tularik materially breaches this Agreement, in which case the licenses shall terminate, provided that Tularik does not cure any such material breach within sixty (60) days of notification of the same by Array.








         [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  3.7 [ * ].

         4. CONFIDENTIALITY

                  4.1 Confidential Information. Except as expressly provided herein, the receiving party (hereinafter, the "Receiving Party") shall not disclose to any third party or use for any purpose any Confidential Information furnished to it by the other party (hereinafter the "Disclosing Party") pursuant to this Agreement. For purposes of this Article 4, "Confidential Information" shall mean any information disclosed by the Disclosing Party to the Receiving Party pursuant to this Agreement. Notwithstanding the foregoing, Confidential Information shall not include any information that, in each case as demonstrated by written documentation: (i) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; (iv) was subsequently lawfully disclosed to the Receiving Party by a third party who did not acquire it directly or indirectly from the Disclosing Party; or (v) was developed by the Receiving Party without use of or reference to any Confidential Information of the Disclosing Party.

                  4.2 Disclosure to Array. Notwithstanding Section 4.1 above, if Tularik desires to disclose to Array Confidential Information related to (i) the activity of a Compound in biological or other screens or targets, (ii) the targets against which a Compound is or will be screened, or (iii) other development or screening efforts with respect to a Compound, Array shall not review such Confidential Information if Array does not desire to receive such Confidential Information. Notwithstanding the foregoing provisions of this
Section 4.2, if Tularik provides to Array information within clauses (i) - (iii) above and Array does not notify Tularik within fifteen (15) days that it does not desire to receive such information and return all such information to Tularik, the same shall be treated as Confidential Information of Tularik under
Section 4.1 above (subject to the exclusion of clauses (i) - (v) thereof).

                  4.3 Permitted Use and Disclosures. The Receiving Party may use and disclose the Confidential Information of the Disclosing Party to the extent necessary to exercise its rights or perform its obligations under this Agreement, in filing or prosecuting patent applications and patents, prosecuting or defending litigation, complying with applicable governmental regulations






         [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

or court orders or otherwise submitting information to tax or other governmental authorities, conducting trials, or making a permitted sublicense or otherwise exercising license rights expressly granted to the other party to it pursuant to the terms of this Agreement, provided that if the Receiving Party is required to make any such disclosure of the Disclosing Party's Confidential Information, other than pursuant to a confidentiality agreement, it shall give reasonable advance notice to the Disclosing Party of such disclosure and, save to the extent inappropriate in the case of patent applications, shall use its reasonable efforts to secure confidential treatment of such Confidential Information in consultation with the Disclosing Party prior to its disclosure (whether through protective orders or otherwise) and disclose only that portion of the Confidential Information necessary to comply with such requirements.

                  4.4 Nondisclosure of Terms. Each of the parties hereto agrees not to disclose to any third party the terms of this Agreement without the prior written consent of the other party hereto, except to such party's attorneys, advisors, investors and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law. Notwithstanding the foregoing, the parties shall agree upon a press release to announce the execution of this Agreement. -

                  4.5 Publication. Any non-confidential publication, abstract or presentation (including information to be presented orally) by or authorized by Tularik relating to a Compound, or derivatives thereof or products based thereon shall be subject to the prior review and reasonable agreement of Array at least thirty (30) days prior to submission. Without limiting the foregoing, at Array's request, Tularik shall remove any and all Array Confidential Information therefrom prior to publication or disclosure. The parties shall treat matters of authorship of scientific abstracts, manuscripts or other publications in a proper collaborative spirit, giving credit where credit is due.

         5. REPRESENTATIONS AND WARRANTIES

                  5.1 Tularik. Tularik warrants and represents that: (i) it has the legal power, authority and right to enter into this Agreement, and to perform all its obligations hereunder; and (ii) this Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms.

                  5.2 Array. Array represents and warrants that: (i) it has the legal right and power to extend the rights granted in this Agreement; (ii) it has the legal power, authority and right to enter into this Agreement, and to perform all its obligations hereunder; and (iii) this Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms.

                  5.3 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 5, NEITHER ARRAY NOR TULARIK MAKES ANY REPRESENTATION OR WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE DIVERSITY LIBRARY, TA LIBRARIES, COMPOUNDS OR PRODUCTS BASED THEREON, OR INFORMATION DISCLOSED HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF

MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF ANY LICENSED TECHNOLOGY, PATENTED OR UNPATENTED, OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

         6. INDEMNIFICATION

                  6.1 Tularik. Tularik agrees to indemnify, defend and hold Array, and its directors, officers, employees and agents harmless from and against any losses, costs, claims, damages, liabilities or expense (including reasonable attorneys' and professional fees and court and other expenses of litigation) (collectively, "Liabilities") arising out of or in connection with third party claims relating to (i) any Compounds or product based thereon developed, manufactured, used, sold or otherwise distributed by or under authority of Tularik or its designees (including, without limitation, product liability claims), or (ii) any breach by Tularik of the representations and warranties made in this Agreement, except in each case, to the extent such Liabilities resulted from the gross- negligence or intentional misconduct of Array.

                  6.2 Array. Array agrees to indemnify, defend and hold Tularik, and its directors, officers, employees and agents harmless from and against any losses, costs, claims, damages, liabilities or expense (including reasonable attorneys' and professional fees and court and other expenses of litigation) (collectively, "Liabilities") arising out of or in connection with third party claims relating to (i) the preparation and supply of Compounds in connection with Array's performance under this Agreement; and (ii) any breach by Array of the representations and warranties made in this Agreement, except in each case, to the extent such Liabilities resulted from the gross negligence or intentional misconduct of Tularik.

                  6.3 Procedure. A party that intends to claim indemnification (the "Indemnitee") under this Article 6 shall promptly notify the indemnifying party (the "Indemnitor") in writing of any third party claim, suit or proceeding included within the indemnification described in this Article 6 above (each a "Claim") with respect to which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense and/or settlement thereof; provided that the Indemnitee shall have the right to participate, at its own expense, with counsel of its own choosing in the defense and/or settlement of such Claim. The indemnification under this Article 6 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The Indemnitee under this Article 6, and its employees, at the Indemnitor's request and expense, shall provide full information and reasonable assistance to Indemnitor and its legal representatives with respect to such Claims.

         7. TERM AND TERMINATION

                  7.1 Term. This Agreement shall become effective on the Effective Date and shall remain in full force and effect until expiration of the Selection Period for the last Compound delivered hereunder, unless earlier terminated in accordance with this Article 7 below.

                  7.2 Termination for Cause. Either party to this Agreement shall have the right to terminate this Agreement in the event the other party materially breaches or defaults in the performance of any of its material obligations hereunder, and such default continues for sixty (60) days after written notice thereof is provided to the breaching party by the non-breaching party. Any such termination shall become effective at the end of such sixty (60) day period unless the breaching party (or any other party on its behalf) has cured any such breach or default prior to the expiration of the sixty (60) day period; provided in the case of a failure to pay any amount due hereunder, such default may be the basis of termination thirty (30) days following the date that notice of such default was provided to the breaching party.

                  7.3 Termination for Insolvency. If voluntary or involuntary proceedings by or against a party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such party, or proceedings are instituted by or against such party for corporate reorganization or the dissolution of such party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if such party makes an assignment for the benefit of creditors, or substantially all of the assets of such party are seized or attached and not released within sixty
(60) days thereafter, the other party may immediately terminate this Agreement effective upon notice of such termination.

                  7.4 Effects.

                           (a) Accrued Liability. It is understood that
termination of this Agreement shall not relieve a party from any liability which, at the time of such termination, has already accrued to the other party.

                           (b) Survival. The provisions of Articles 1, 4, 6 and
8 and Sections 3.4, 3.5, 3.6, 3.7 and 7.4 shall survive the expiration or termination of this Agreement for any reason. In addition, the provisions of Sections 2.1, 3.1 and 3.3 shall survive the expiration or termination of this Agreement for cause by Tularik following breach by Array but not termination for cause by Array following breach by Tularik. All other rights and obligations of the parties shall cease upon expiration or termination of this Agreement. For purposes of the foregoing, if a Section that so survives is expressly stated to continue for a period of time specified in such surviving Section, the same shall survive only for the remainder of the period specified in such Section. Except as otherwise expressly provided in this Article 7, all other rights and obligations of the parties shall terminate.

         8. MISCELLANEOUS

                  8.1 Governing Laws. This Agreement and any dispute arising from the construction, performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the state of Colorado, without reference to conflicts of laws principles.

                  8.2 No Implied Licenses. Nothing herein shall be construed as granting either party, by implication, estoppel or otherwise, any license or other right to any intellectual property, except for the licenses expressly granted herein.

                  8.3 Waiver. Any waiver of the terms and conditions hereof must be explicitly in writing. The waiver by either party of any breach of any provision hereof by the other party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

                  8.4 Assignment. The parties agree that their rights and obligations under this Agreement may not be assigned or otherwise transferred to a third party without the prior written consent of the other party hereto. Notwithstanding the foregoing, either party may transfer or assign its rights and obligations under this Agreement to a successor to all or substantially all of its business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise; provided that such assignee or transferee has agreed in writing to be bound by the terms and conditions of this Agreement. Any attempted transfer or assignment in violation of this Section 8.4 shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

                  8.5 Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties hereto shall not be deemed to be agents, partners or joint venturers for any purpose as a result of this Agreement or the transactions contemplated thereby.

                  8.6 Compliance with Laws. In exercising their rights under this Agreement, each party shall fully comply in all material respects with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights hereunder including, without limitation, those applicable to the discovery, development, manufacture, distribution, import and export and sale of products pursuant to this Agreement.

                  8.7 Notices. Any notice required or permitted to be given or made under this Agreement by either party shall be in writing and delivered to the other party at its address indicated below (or to such other address as a party may specify by notice hereunder by courier or by registered or certified airmail, postage prepaid, or by facsimile; provided, however, that all facsimile notices shall be promptly confirmed, in writing, by registered or certified airmail, postage prepaid. All notices shall be effective as of the date received by the addressee.

         if to Array, to:                   Array BioPharma Corporation
                                            1885 33rd Street
                                            Boulder, Colorado  80301
                                            Fax number:  (303) 449-5376

         with a copy to:                    Wilson Sonsini Goodrich & Rosati
                                            650 Page Mill Road
                                            Palo Alto, California 94304-1050
                                            Attn:  Kenneth A. Clark, Esq.

                                            Fax number: (650) 493-6811

         if to Tularik, to:                 Tularik Inc.
                                            Two Corporate Drive
                                            South San Francisco, CA  94080
                                            Attn:  General Counsel
                                            Fax number:  (650) 829-4303

                  8.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, and the parties shall amend the Agreement to the extent feasible to lawfully include the substance of the excluded provision to as fully as possible realize the intent of the parties and their commercial bargain, unless the invalid provision(s) are of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without the invalid provision(s).

                  8.9 Force Majeure. Nonperformance of either party (except for payment obligations) shall be excused to the extent that performance is rendered impossible by acts of God, strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the non-performing party, provided such party uses its best efforts to resume performance as promptly as possible.

                  8.10 No Consequential Damages. EXCEPT PURSUANT TO ARTICLE 6, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME), ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY, AND THE PARTIES ACKNOWLEDGE THAT THIS SECTION 8.10 REPRESENTS A REASONABLE ALLOCATION OF RISK.

                  8.11 Further Assurances. At any time and from time to time after the Effective Date, each party hereby agrees to execute, acknowledge and deliver, and cause to be done, executed, acknowledged or delivered, and take or cause to be taken all such further acts, transfers, conveyances, or assignments as may be reasonably required to carry out the transactions contemplated by this Agreement.

                  8.12 Headings. Headings included herein are for convenience only, do not form a part of this Agreement and shall not be used in any way to construe or interpret this Agreement.

                  8.13 Entire Agreement. The terms and provisions contained in the Agreement, including the Exhibits hereto, constitute the entire agreement between the parties and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the parties with respect to the subject matter hereof. No agreement or understanding varying or extending this Agreement shall be binding upon either party hereto, unless set forth in a writing which specifically refers to the Agreement signed by duly authorized officers or representatives of the respective parties, and the provisions hereof not specifically amended thereby shall remain in full force and effect. ANY ADDITIONAL OR INCONSISTENT TERMS OR CONDITIONS OF ANY PURCHASE ORDER, ACKNOWLEDGMENT OR SIMILAR STANDARDIZED FORM GIVEN OR RECEIVED PURSUANT TO THIS AGREEMENT SHALL HAVE NO EFFECT AND SUCH TERMS AND CONDITIONS ARE HEREBY EXCLUDED.

                  8.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives and delivered in duplicate originals as of the Effective Date.

ARRAY BIOPHARMA INC.                        TULARIK INC.

By:      /s/ David Snitmann                 By:    /s/ John P. McLaughlin
    --------------------------------           --------------------------------

Name:   David Snitmann                      Name:  John P. McLaughlin
      ------------------------------             ------------------------------

Title:   COO                                Title:   President
       -----------------------------               ----------------------------





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